SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K
                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 6, 2000


                  CAMERON FINANCIAL CORPORATION
     (Exact name of Registrant as specified in its charter)

   Delaware                   0-25516            43-1702410
(State or other          (Commission File    (I.R.S. Employer
Jurisdiction of               Number)        Identification No.)
Incorporation)

123 East Third Street, P.O. Box 555, Cameron, Missouri     64429
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code(816) 623-2154

(Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

     On October 6, 2000, Cameron Financial Corporation, a Delaware corporation, Dickinson Financial Corporation, a Missouri corporation, and DFC Acquisition Corporation Four, a Delaware corporation and wholly-owned subsidiary of Dickinson Financial, entered into a merger agreement, a copy of which is filed as
Exhibit 2.1 to this report and is incorporated herein by reference. The merger agreement provides, among other things, for the merger of DFC Acquisition Corporation Four into Cameron Financial, with Cameron Financial thereafter being a wholly-owned subsidiary of Dickinson Financial. In connection with this transaction, Cameron Financial's wholly-owned subsidiary, The Cameron Savings and Loan Association, F.A., a federal saving association, would merge into Bank Midwest, N.A., a national banking association and wholly-owned subsidiary of Dickinson Financial.

     Pursuant to the merger agreement, each share of common stock of Cameron Financial that is issued and outstanding at the effective time of the merger (other than shares of common stock held in treasury or held directly or indirectly by Cameron Financial or Dickinson Financial, which shares will be canceled without payment of any consideration, and other than shares for which appraisal rights have properly been demanded) will be converted into the right to receive $20.75 in cash, subject to adjustment as described below in following two situations:

          First, if the effective time of the merger occurs after January 31, 2001, the per share cash consideration distributable by Dickinson Financial will be increased by an amount equal to the lesser of:

               (i) $0.0035 times the number of days that elapse between January 31, 2001 and the effective time of the merger, and

               (ii) Cameron Financial's net income per share
          (based on 2,099,179 shares, including shares subject to option) during the period between January 31, 2001 and the effective time of the merger.

          Second, if the adjusted stockholders' equity of Cameron Financial as of the close of business on the last business day immediately prior to the effective time of the merger is less than $40,000,000, the per share cash consideration distributable by Dickinson Financial will be reduced by an amount determined by subtracting such adjusted stockholders' equity from $40,000,000 and then dividing the result by 2,099,179.

          Each of Cameron Financial and Dickinson Financial has made representations and warranties to the other in the merger agreement as to, among other things, corporate existence, the authorization, validity, binding effect and enforceability of the merger agreement, consents and approvals, regulatory reports, financial statements, the absence of certain adverse changes, the absence of certain legal proceedings and regulatory actions, compliance with applicable law and certain fees payable in connection with the merger. Cameron Financial also has made representations and warranties to Dickinson Financial with respect to among other things, capital structure, taxes, employee benefit plans, environmental matters, loan portfolio, material contracts, the inapplicability of antitakeover provisions and investment securities, among other matters. Dickinson Financial also has made representations and warranties to Cameron Financial



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with respect to the availability of sufficient funds to perform its obligations under the merger agreement.

          Pursuant to the merger agreement, during the period from the date of the merger agreement to the effective time of the merger, each of Cameron Financial and Dickinson Financial has agreed, among other things, to use commercially reasonable efforts to, and shall cause each of its respective subsidiaries to use commercially reasonable efforts to:

          (i) conduct its business in the ordinary and usual course consistent with past practices;

          (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees;

          (iii) take no action that would adversely affect or delay the ability of Cameron Financial or Dickinson
     Financial to perform its covenants and agreements under the merger agreement on a timely basis; and

          (iv) take no action that would adversely affect or delay the ability of Cameron Financial or Dickinson Financial to obtain any necessary approvals, consents or waivers of any governmental authority required for the contemplated transactions or that would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction.

Cameron Financial also has agreed not to take certain actions with respect to its operations including, among other things, not paying dividends in excess of its normal quarterly rate (although the first quarter dividend payable in January 2001 may be accelerated to a date not earlier than December 15, 2000 under certain conditions specified in the merger agreement), not issuing shares of capital stock except as result of the exercise of outstanding options and warrants, and not amending its certificate of incorporation or bylaws.

          The merger agreement can be terminated for various reasons, including, among others, by the mutual written consent of the parties, by either party if the other party has materially breached its covenants, agreement, representations or warranties, which breach cannot be cured within 30 days after notice thereof, or by either party upon the occurrence or nonoccurrence of certain other conditions or actions as set forth in the merger agreement, including the failure of the shareholders of Cameron Financial to approve the merger agreement and the failure to consummate the merger by April 30, 2001. Dickinson Financial also may terminate the merger agreement if more than 10% of the shareholders of Cameron Financial exercise dissenters' or appraisal rights under applicable law.

          The merger agreement prohibits Cameron Financial and its subsidiaries and representatives from initiating, soliciting or knowingly encouraging inquiries, proposals or offers from, participating in discussions or negotiations with, or providing confidential information to, third parties concerning a merger, consolidation or similar transaction involving, or any purchase, lease or other acquisition of 25% or more of the assets or any equity securities of, Cameron Financial or any of its subsidiaries. Cameron Financial is, however, permitted to






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participate in discussions or negotiations with, or provide information or data to, third parties who have made an unsolicited bona fide written proposal concerning any such transactions if the board of directors of Cameron Financial, based upon advice of its financial advisors and legal counsel and after taking into account all legal, financial and regulatory aspects of the proposal, concludes in good faith that such proposal is reasonably capable of being completed and would, if consummated, result in a transaction that is more favorable to the Cameron Financial shareholders, from a financial point of view, than the transaction contemplated by the merger agreement. Such a proposal is referred to as a "superior proposal".

          The merger agreement provides that if Cameron Financial terminates the merger agreement after its board of directors concludes that a competing proposal for a merger, consolidation or other transaction is a "superior proposal", Cameron Financial will be required to pay Dickinson Financial a termination fee of $500,000 if, within 12 months of such termination, Cameron Financial enters into an agreement to engage in a merger, consolidation or similar transaction involving, or any purchase, lease or other acquisition of 25% or more of the assets or any equity securities of Cameron Financial or Cameron Savings and Loan.

          Consummation of the merger is subject to the satisfaction of certain conditions, including approval of the shareholders of Cameron Financial and approval of the appropriate regulatory agencies.

          Cameron Financial publicly announced the proposed merger in a press release dated October 6, 2000, a copy of which is attached hereto as Exhibit 99.1.

          The summary of the merger agreement provided in this report is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached hereto as exhibit 2.1.

ITEM 7.     FINANCIAL STATEMENTS AND OTHER EXHIBITS.

     EXHIBIT NO.        DESCRIPTION

     Exhibit 2.1         Agreement and Plan of Merger, dated as
                         of October 6, 2000, by and among Cameron
                         Financial Corporation, Dickinson
                         Financial Corporation and DFC
                         Acquisition Corporation Four.

     Exhibit 99.1        Press Release issued by Cameron
                         Financial Corporation on October 6,
                         2000.


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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              CAMERON FINANCIAL CORPORATION


Date: October 17, 2000        By:    /s/ Jon N. Crouch
                                 Name:  Jon N. Crouch
                                 Title:  Chairman of the Board


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                          EXHIBIT INDEX


Exhibit 2.1    Agreement and Plan of Merger, dated as of October
               6, 2000, by and among Cameron Financial
               Corporation, Dickinson Financial Corporation and
               DFC Acquisition Corporation Four.

Exhibit 99.1   Press Release issued by Cameron Financial
               Corporation on October 6, 2000.

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